[LOGO OF HAMPSHIRE GROUP, LIMITED HERE]

HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL: HAMP                                   FOR IMMEDIATE RELEASE

CONTACT:  Citigate Sard Verbinnen
          Paul Caminiti/Victoria Hofstad/Chris Kittredge
          212/687-8080


          HAMPSHIRE RECEIVES AND RESPONDS TO NASDAQ STAFF DETERMINATION


Anderson, SC, August 17, 2006... Hampshire Group, Limited (NASDAQ: HAMP) previously announced that it would defer filing its Quarterly Report on Form 10-Q for the quarter ended July 1, 2006 with the SEC in order to allow the Audit Committee of its Board of Directors to complete its previously announced independent investigation and for Hampshire to evaluate its findings. Failure to timely file the Quarterly Report on Form 10-Q with the SEC has resulted in noncompliance with Nasdaq Marketplace Rule 4310(c)(14).

On August 14, 2006, Hampshire received a Staff Determination from The Nasdaq Stock Market indicating that, due to its noncompliance with Marketplace Rule 4310(c)(14), Hampshire's common stock is subject to delisting from the Nasdaq Global Market. Hampshire has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. Hampshire expects that this request for a hearing will stay the delisting of its common stock. There can be no assurance that the Listing Qualifications Panel will grant Hampshire's request for continued listing.

Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of women's and men's sweaters in North America and a leading supplier of women's related separates.

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           Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of the factors that affect the Company's business.